UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 11, 2011 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected nine directors to serve for one-year terms and ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2011.  The voting results for each proposal are as follows:

1.	To elect nine directors to serve for terms of one year each expiring at the 2012 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
William E. Chaffin	2,774,155	42,088	472,591
E. Craig Kendrick	2,786,370	29,873	472,591
Clydes B. Kiser	2,786,370	29,873	472,591
J. Carter Lambert	2,773,172	43,071	472,591
James D. Moore, Jr.	2,784,118	32,125	472,591
James D. Morefield	2,786,370	29,873	472,591
Charles P. Olinger	2,786,370	29,873	472,591
William J. Singleton	2,774,305	41,938	472,591
H. Ramsey White, Jr.	2,786,370	29,873	472,591

2.	To ratify the appointment of Brown, Edwards & Company, LLP as theCompany’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain
2,780,370	0	29,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 16, 2011	By:	/s/ Rusty Little
Rusty Little
Chief Financial Officer